UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2009

Commission File Number: 000-50029

CHINA HEALTH RESOURCE, INC.
(Name of Small Business Issuer in its Charter)

Delaware	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R. China
(Address of Principal Executive Offices)

+(86-825) 239-1788
(Issuer’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of Material Definitive Agreement.

Effective July 30, 2009, China Health Resource, Inc. (“CHRI”), and Mr. Lei Guo, as Trustee for the Sichuan Yinfa Resource Co., Ltd. (“Trustee”), agreed to terminate the following agreement or instruments:  (1) Contract of Lease of Property entered into between CHRI and Trustee, dated December 19, 2008 (the “Lease Property”), with respect to the 3,262 acres of leased forest area property, license number B5103185981, located in Heiwengtang Valley, Xianping Forstry, Pingwu County, Mianyang City, Sichuan Province, the People’s Republic of China; and (2) the Amended and Restated Convertible Promissory Note (the “Note”), issued on January 21, 2009 and effective as of December 31, 2008, as rent for the Lease Property.  In connection with the termination of the Lease Property and Note, the 12,605,615 shares of Class A Common Stock of CHRI issued to the Trustee, on March 30, 2009, are hereby being withdrawn and cancelled.  A description of the terms of the Lease Property was included in Item 1.01 of Form 8-K filed by CHRI on December 23, 2008, with the Commission, a description of the terms of the Note was included in Item 1.01 of Form 8-K/A filed by CHRI on January 21, 2009, with the Commission.  Those descriptions are hereby incorporated by reference in this Item 1.02 pursuant to the General Instruction B.3 to Form 8-K.  The foregoing descriptions of the Lease Property and Note are also qualified in their entirety by reference to the Lease Property and Note.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
Cancellation of the Contract of Lease of Property, and the Amended and Restated Promissory Note between China Health Resource, Inc. and Mr. Lei Guo, as Trustee for Sichuan Yinfa Resource Development Co., Ltd. (English Translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By:	/s/ Jiayin Wang
Jiayin Wang
Title:	President

Dated:	August 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Cancellation of the Contract of Lease of Property, Property Trust Agreement and the Amended and Restated Promissory Note between China Health Resource, Inc. Sichuan Yinfa Resources Development Co., (“Trustor”) and Mr. Lei Guo (“Trustee”) (English Translation)*

*	Filed herewith.